Exhibit 10.8

INTERCREDITOR AGREEMENT

dated as of

October 25, 2006,

among

UBS AG, STAMFORD BRANCH,

as Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and

as Noteholder Collateral Agent,

KAGY HOLDING COMPANY, INC.,

AGY HOLDING CORP.

and

the Subsidiaries of AGY Holding Corp. named herein

INTERCREDITOR AGREEMENT dated as of October 25, 2006, among UBS AG, STAMFORD BRANCH, as collateral agents for the Credit Facility Secured Parties referred to herein, U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to herein, and as collateral agent for the Noteholder Secured Parties referred to herein, KAGY HOLDING COMPANY, INC., AGY HOLDING CORP. and the subsidiaries of AGY Holding Corp. named herein.

Reference is made to (a) the Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), under which the Credit Facility Lenders have extended and agreed to extend credit to the Company, and (b) the Indenture governing the Notes. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent (for itself and on behalf of the Credit Facility Secured Parties), the Trustee (for itself and on behalf of the Noteholders), the Noteholder Collateral Agent (for itself and on behalf of the Noteholder Secured Parties), Parent, the Company and the subsidiaries of the Company party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means UBS AG, Stamford Branch, in its capacity as Administrative Agent under the Credit Agreement, and its successors in such capacity.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrowing Base Collateral” means any and all “Accounts” (as defined in the UCC), “Inventory” (as defined in the UCC), “Metals” (as defined in the Credit Agreement) and any other Credit Facility Collateral comprising, or otherwise used in the determination of, the “Borrowing Base” as such term is defined in the Credit Agreement.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person (including overdrafts and related liabilities) owed to any other Person that arise from treasury, depository or cash management services, including any automated clearing house transfers of funds or any similar transactions.

“Collateral” means the Credit Facility Collateral and the Noteholder Collateral.

“Collateral Agent” means UBS AG, Stamford Branch, in its capacity as collateral agent under the Credit Facility Documents, and its successors in such capacity.

“Company” means AGY Holding Corp., a Delaware corporation.

“Credit Agreement” means the Credit Agreement dated as of October 25, 2006, among the Company, Parent and the other Grantors named therein, the Credit Facility Lenders, the Administrative Agent, the Collateral Agent and the other agents, arrangers and bookrunners named therein, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time, with the same or different lenders or group of lenders.

“Credit Facility Collateral” means all assets and properties subject to Liens created by the Credit Facility Security Documents to secure the Credit Facility Obligations.

“Credit Facility Documents” means the Credit Agreement, the Credit Facility Security Documents, each agreement, document or instrument providing for or evidencing a Lender Hedging Obligation or Lender Cash Management Obligation and each agreement, document or instrument entered into in connection with or related to any of the foregoing.

“Credit Facility Lien Discharge Date” means the earlier of (a) the date on which all the Credit Facility Obligations shall have been paid in full (other than indemnity payments not yet accrued under the Credit Facility Documents and cost reimbursement obligations for which no claim has been made) and all commitments to extend credit under the Credit Agreement shall have been terminated and all letters of credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full and (b) the date on which all Credit Facility Liens on the Credit Facility Collateral shall have been released from the Liens created under the Credit Facility Documents; provided that, notwithstanding anything to the contrary expressed or implied herein, if the Credit Facility Obligations are refinanced or replaced, then no Credit Facility Lien Discharge Date shall be deemed to have occurred.

“Credit Facility Lender” means the Lenders under and as defined in the Credit Agreement.

“Credit Facility Liens” means Liens on the Credit Facility Collateral created under Credit Facility Security Documents to secure the Credit Facility Obligations.

“Credit Facility Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents (if any) that convey or evidence a Lien in favor of the Collateral Agent (on behalf of the Credit Facility Secured Parties) on real or leasehold property of a Grantor to secure the Credit Facility Obligations, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Credit Facility Obligations” means (a) all Secured Bank Indebtedness outstanding, (b) all Lender Cash Management Obligations and Lender Hedging Obligations and (c) all other obligations or liabilities (not constituting Indebtedness), including letters of credit, of Parent, the Company and the Grantors under the Credit Facility Documents and related to the Indebtedness, obligations and liabilities referred to in clauses (a) and (b).

“Credit Facility Secured Parties” means, at any time, the Collateral Agent, the Administrative Agent, each Credit Facility Lender, each Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Facility Document and each other holder of, or obligee in respect of, any Credit Facility Obligations outstanding at such time.

“Credit Facility Security Agreement” means the Security Agreement dated as of October 25, 2006, among Parent, the Company, the subsidiaries of the Company party thereto and the Collateral Agent, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Credit Facility Security Documents” means the Credit Agreement (insofar as the same grants a Lien on Collateral), the Credit Facility Security Agreement, the Credit Facility Mortgages (if any) and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any Credit Facility Obligations.

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement or the Indenture, as the context may require.

“Grantor” means Parent, the Company and each subsidiary of the Company that shall have granted any Lien in favor of the Collateral Agent or the Noteholder Collateral Agent on any of its assets or properties to secure any of the Obligations.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of any (a) interest rate swap or interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates and (b) foreign exchange or currency swap contract or agreement or other similar contract or agreement with respect to currency values.

“Indebtedness” means all obligations that constitute “Indebtedness” within the meaning of the Indenture.

“Indenture” means the Indenture dated as of October 25, 2006 among the Company, the other Grantors named therein and the Trustee, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time, with the same or different trustee.

“Lender Cash Management Obligations” means Cash Management Obligations owed to Credit Facility Lenders or affiliates of Credit Facility Lenders (or parties that were Credit Facility Lenders or affiliates of Credit Facility Lenders at the time the agreements with respect to such obligations were entered into) secured by any Collateral under the Credit Facility Security Documents.

“Lender Hedging Obligations” means Hedging Obligations owed to Credit Facility Lenders or affiliates of Credit Facility Lenders (or parties that were Credit Facility Lenders or affiliates of Credit Facility Lenders at the time the agreements with respect to such obligations were entered into) secured by any Collateral under the Credit Facility Security Documents.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Mortgages” means the Noteholder Mortgages (if any) and the Credit Facility Mortgages (if any).

“Noteholder Collateral” means all assets and properties subject to Liens created by the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Noteholder Security Documents, and its successors in such capacity.

“Noteholder Documents” means the Indenture and the Noteholder Security Documents.

“Noteholder Liens” means Liens on the Noteholder Collateral created under the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents (if any) that convey or evidence a Lien in favor of the Trustee or the Noteholder Collateral Agent (in each case on behalf of the Noteholders) on real or leasehold property of a Grantor to secure the Noteholder Obligations, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Noteholder Obligations” means all “Secured Obligations” as such term is defined in the Noteholder Security Agreement.

“Noteholder Secured Parties” means, at any time, the Trustee, the Noteholder Collateral Agent, each Noteholder, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Noteholder Document and each other holder of, or obligee in respect of, any Noteholder Obligations outstanding at such time.

“Noteholder Security Agreement” means the Security Agreement dated as of October 26, 2006, among the Company, the subsidiaries of the Company party thereto and the Noteholder Collateral Agent, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Noteholder Security Documents” means the Noteholder Security Agreement, the Noteholder Mortgages (if any) and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Noteholder Obligations.

“Noteholders” means the Holders under and as defined in the Indenture.

“Notes” means the 11% Senior Second Lien Notes due 2014 issued under the Indenture.

“Obligations” means the Noteholder Obligations and the Credit Facility Obligations.

“Parent” means KAGY Holding Company, Inc., a Delaware corporation.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Representative” means (a) in the case of any Noteholder Obligations, the Noteholder Collateral Agent, and (b) in the case of any Credit Facility Obligations, the Collateral Agent.

“Secured Bank Indebtedness” means all “Secured Obligations” as such term is defined in the Credit Facility Security Agreement and all Indebtedness incurred by Parent, the Company and the Grantors under the Credit Agreement that is secured by a Permitted Lien (as defined in the Indenture on the date hereof) incurred or deemed incurred pursuant to clause (1) of the definition thereof.

“Secured Parties” means the Noteholder Secured Parties and the Credit Facility Secured Parties.

“Security Documents” means the Noteholder Security Documents and the Credit Facility Security Documents.

“Standstill Period” has the meaning assigned such term in Section 2.02.

“subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

“Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and its successors in such capacity.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of any of the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

Subordination of Noteholder Liens; Certain Agreements

SECTION 2.01. Subordination of Noteholder Liens. (a) All Noteholder Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Credit Facility Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Noteholder Documents, the Credit Facility Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Noteholder Liens and Credit Facility Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the failure to perfect the Liens securing the Credit Facility Obligations, or any other circumstance whatsoever. All Credit Facility Liens in respect of any Collateral shall be and remain (until the Credit Facility Lien Discharge Date) senior in right, priority, operation, effect and in all other respects to the Noteholder Liens, whether or not such Credit Facility Liens are subordinated to any lien securing any other obligation of Parent, the Company or the other Grantors.

(b) It is acknowledged that (i) the aggregate amount of the Credit Facility Obligations may, subject to the limitations set forth in Section 4.09(b)(l) and Section 4.09(b)(17) of the Indenture, be increased, (ii) all or a portion of the Credit Facility Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Credit Facility Obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Noteholder Liens hereunder or the provisions of this Agreement defining the relative rights of the Credit Facility Secured Parties and the Noteholder Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment,, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Noteholder Secured Obligations or the Credit Facility Obligations, by the release of any Collateral or of any guarantees securing any Credit Facility Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02. No Action With Respect to Noteholder Collateral. (a) Neither the Noteholder Collateral Agent nor any other Noteholder Secured Party shall commence or instruct the Noteholder Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or institute any action or proceeding with respect to any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Noteholder Security Document, applicable law or otherwise, at any time when such Collateral shall be subject to any Credit Facility Lien and any Credit Facility Obligations secured by such Credit Facility Lien shall remain outstanding or any letter of credit issued under the Credit Agreement has not been cancelled or fully cash collateralized or all amounts thereunder have not been reimbursed in full or any commitment to extend credit that would constitute Credit Facility Obligations secured by such Credit Facility Lien shall remain in effect, it being agreed that only the Collateral Agent or the Credit Facility Secured Parties, acting in accordance with the applicable Credit Facility Security Documents or applicable law, shall be entitled to take any such actions or exercise any such remedies during such time, all in such order and such manner as they may determine in their sole discretion; provided, that the Noteholder Collateral Agent may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement) with respect to the Noteholder Collateral other than Borrowing Base Collateral after a period (the “Standstill Period”) of one hundred and eighty (180) consecutive days has elapsed from the date of delivery of written notice to the Collateral Agent stating that an Event of Default under and as defined in the Indenture has occurred and is continuing thereunder and stating its intention to exercise its rights to take such actions only so long as the Collateral Agent or Credit Facility Secured Parties have not commenced (or attempted to commence or given notice of its intent to commence) the exercise of any of their rights or remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding). Notwithstanding the foregoing, the Noteholder Collateral Agent may, subject to Section 2.05, take all such actions as it shall deem necessary to perfect or continue the perfection of its Noteholder Liens.

(b) The Noteholder Collateral Agent or any Noteholder Secured Party may exercise any of its rights or remedies with respect to the Noteholder Collateral other than Borrowing Base Collateral after the termination of the Standstill Period to the extent permitted by Section 2.02(a) above. If the Noteholder Collateral Agent or any Noteholder Secured Party exercises any rights or remedies with respect to such Noteholder Collateral in accordance with Section 2.02(a) and thereafter the Collateral Agent or Credit Facility Secured Parties commence (or attempt to commence or given notice of their intent to commence) the exercise of any of their rights or remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding), the Standstill Period shall recommence and the Noteholder Collateral Agent and the Noteholder Secured Parties shall rescind any such rights or remedies already exercised with respect to the Collateral.

SECTION 2.03. No Duties of Collateral Agent. Each Noteholder Secured Party acknowledges and agrees that neither the Collateral Agent nor any other Credit Facility Secured Party shall have any duties or other obligations to such Noteholder Secured Party with respect to any Collateral, other than to transfer to the Noteholder Collateral Agent any proceeds of any such Collateral that constitutes Noteholder Collateral that are remaining in its possession following any sale, transfer or other disposition of such Collateral (in each case, unless the Noteholder Liens on all such Noteholder Collateral are terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and after the payment and satisfaction in full of the Credit Facility Obligations secured thereby and the cancelation or full cash collateralization of all letters of credit issued under the Credit Agreement and the reimbursement of all amounts thereunder and the termination of any commitment to extend credit that would constitute Credit Facility Obligations secured thereby, or, if the Collateral Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full, termination, cancelation (or cash collateralization) and reimbursement, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Collateral Agent or any Credit Facility Secured Party. In furtherance of the foregoing, each Noteholder Secured Party acknowledges and agrees that until the Credit Facility Obligations secured by any Collateral in respect of which such Noteholder Secured Party holds a Noteholder Lien shall have been paid and satisfied in full and all letters of credit issued under the Credit Agreement have been cancelled or fully cash collateralized and all amounts thereunder have been reimbursed in full, and any commitment to extend credit that would constitute Credit Facility Obligations secured thereby shall have been terminated, the Collateral Agent shall be entitled, for the benefit of the Credit Facility Secured Parties, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Credit Facility Security Documents or applicable law without regard to any Noteholder Lien or any rights to which the Noteholder Secured Parties would otherwise be entitled as a result of such Noteholder Lien. Without limiting the foregoing, each Noteholder Secured Party agrees that neither the Collateral Agent nor any other Credit Facility Secured Party shall have any duty or obligation first to marshal or realize upon any Collateral (or any other collateral securing the Credit Facility Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Credit Facility Obligations), in any manner that would maximize the return to the Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Noteholder Secured Parties from such realization, sale, disposition or liquidation. Each of the Noteholder Secured Parties waives any claim such Noteholder Secured Party may now or hereafter have against the Collateral Agent or any other Credit Facility Secured Party (or their representatives) arising out of (i) any actions which the Collateral Agent or the Credit Facility Secured Parties take or omit to take with respect to the Collateral (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or disposition of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Credit Facility Obligations from any account debtor, guarantor or any other party) or to the collection of the Credit

Facility Obligations or the valuation, use, protection or release of any security for the Credit Facility Obligations, (ii) any election by the Collateral Agent or any Credit Facility Securities Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, or the use of cash collateral by, Parent, Company or any of their respective subsidiaries, as debtor-in-possession.

SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Noteholder Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Noteholder Lien pari passu with, or to give such Noteholder Secured Party any preference or priority relative to, any Credit Facility Lien with respect to the Collateral or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Credit Facility Obligations or Credit Facility Security Document, or the validity, attachment, perfection or priority of any Credit Facility Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by any Credit Facility Secured Party or the Collateral Agent acting on their behalf, (iv) it shall have no right to (A) direct the Collateral Agent or any other Credit Facility Secured Party to exercise any right, remedy or power with respect to the Collateral or (B) consent to the exercise by any Collateral Agent or any other Credit Facility Security Party of any right, remedy or power with respect to the Collateral, (v) it will not object to the forbearance by the Collateral Agent or any Credit Facility Secured Party from bringing or pursuing any foreclosure proceeding or action nor any other exercise of any rights or remedies relating to the Collateral, (vi) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or other Credit Facility Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Collateral Agent nor any other Credit Facility Secured Party shall be liable for, any action taken or omitted to be taken by the Collateral Agent or other Credit Facility Secured Party with respect to any Collateral, (vii) it will not seek, and hereby waives any right, to have any Credit Facility Collateral subject to any Noteholder Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (viii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement. Each Credit Facility Secured Party agrees that it will not challenge or question in any proceeding the validity or enforceability of any Noteholder Obligations or Noteholder Security Document, or the validity, attachment, perfection or priority of any Noteholder Lien (including any perfection effected pursuant to Article 3 of this Agreement), or the validity, or enforceability of the rights or duties established by or other provisions of this Agreement.

(b) The Noteholder Collateral Agent and each other Noteholder Secured Party hereby agrees that if it shall obtain possession of any Credit Facility Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any

Noteholder Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Credit Facility Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Credit Facility Obligations secured or intended to be secured by such Credit Facility Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust for the Credit Facility Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent reasonably promptly after obtaining actual knowledge or notice from the Credit Facility Secured Parties that it has possession of such Credit Facility Collateral or proceeds or payments in respect thereof. Each Noteholder Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any Credit Facility Obligations previously made shall be rescinded for any reason whatsoever, such Noteholder Secured Party shall promptly pay over to the Collateral Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Credit Facility Lien securing such Credit Facility Obligations and shall promptly turn any Collateral subject to any such Credit Facility Lien then held by it over to the Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not made, until the payment and satisfaction in full of the Credit Facility Obligations. The Trustee and the Noteholder Collateral Agent and each Noteholder Secured Party agrees that if it becomes a judgment lien creditor in respect of its enforcement of its rights under the Noteholder Documents as an unsecured creditor, such judgment will be subject to the terms of this Agreement.

(c) The parties to this Agreement agree that if, after the date hereof and prior to the Credit Facility Lien Discharge Date, the Noteholder Collateral Agent shall hold any Lien on any assets of any Grantor securing any Noteholder Obligations that are not also subject to a first-priority Lien in respect of the Credit Facility Obligations under the Credit Facility Documents, such Grantor will grant a Lien on such assets to the Collateral Agent as security for the Credit Facility Obligations (it being understood that, the Noteholder Securities Parties shall retain a Lien on such assets subject to the terms hereof).

SECTION 2.05. Automatic Release of Junior Liens. (a) The Noteholder Collateral Agent and each other Noteholder Secured Party agree that (i) in the event the Credit Facility Secured Parties release their Lien on any Credit Facility Collateral subject to any Noteholder Lien (other than a release in connection with a sale, transfer or other disposition of Credit Facility Collateral, which shall be governed by clause (a)(ii) below), such Noteholder Lien on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the Credit Facility Secured Parties, an Event of Default shall then have occurred and be continuing under the Noteholder Documents (provided that any Noteholder Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Noteholder Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Noteholder Documents) cease to exist); and (ii) in the event of a sale, transfer or other disposition of Credit Facility Collateral subject to any Noteholder Lien

(regardless of whether or not an Event of Default has occurred and is continuing under the Noteholder Documents at the time of such sale, transfer or other disposition), such Noteholder Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Credit Facility Liens on such Collateral are released and if such sale, transfer or other disposition either (x) is then not prohibited by the Noteholder Documents or (y) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Collateral; provided that such Noteholder Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the satisfaction in full of the Credit Facility Obligations.

(b) The Noteholder Collateral Agent hereby agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Noteholder Collateral provided for in this Section; provided that the Noteholder Collateral Agent shall have the right to require an Officers’ Certificate or an Opinion of Counsel (as defined in the Indenture), or both, in accordance with Section 11.04 of the Indenture (unless Section 11.04 of the Indenture provides that an Officers’ Certificate or Opinion of Counsel is not required in connection with any such release, in which case the Noteholder Collateral Agent shall not require such documents) in connection with the execution and delivery of any such release or other instrument (including evidence of the concurrent release of the Credit Facility Lien in respect of the applicable Collateral). The Noteholder Collateral Agent irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Noteholder Collateral Agent, the Trustee or such holder or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 2.05, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 2.05, including any termination statements, endorsements or other instruments of transfer or release; provided that the Collateral Agent shall not utilize the power of attorney granted to it pursuant to this sentence unless (i) the action to be taken is in connection with any sale, transfer or disposition of Collateral and resulting release of Credit Facility Liens and Noteholder Liens in connection with the foreclosure of, or other exercise of remedies with respect to, such Collateral by the Collateral Agent, to the extent that the Noteholder Collateral Agent has not taken the applicable action or executed the applicable documents or instructions within three business days of notice by the Collateral Agent or (ii) the Company or the Collateral Agent shall have delivered written notice to the Noteholder Collateral Agent of the intended release, together with an Opinion of Counsel of the Company in accordance with Section 11.04 of the Indenture and evidence of the concurrent release of the Credit Facility Lien in respect of the applicable Collateral, and either (x) the Noteholder Collateral Agent has not executed such release or other instrument within three business days of such notice or (y) the Noteholder Collateral Agent provides its written consent to the use of such power of attorney with respect to a specified transaction.

SECTION 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Parent or any of its subsidiaries.

(b) If Parent, Company or any of their respective subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral as defined in Section 363 of the U.S. Bankruptcy Code, each Noteholder Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Credit Facility Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral, unless the Collateral Agent, or Credit Facility Secured Parties holding a majority of the then outstanding Credit Facility Obligations, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Credit Facility Liens, the Noteholder Collateral Agent will, for itself and on behalf of the other Noteholder Secured Parties, subordinate the Noteholder Liens on such Collateral to the Credit Facility Liens and the DIP Financing Liens on the same basis as the Noteholder Liens are subordinated to the Credit Facility Liens under this Agreement), so long as, in connection with the grant of any DIP Financing Liens, the Noteholder Secured Parties retain Liens on all the Noteholder Collateral with the same priority in relation to the Credit Facility Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Each Noteholder Secured Party agrees that it will not contest any request by the Collateral Agent or any other Credit Facility Secured Party for adequate protection or contest any objection by the Collateral Agent or the Credit Facility Secured Parties to any motion, relief, action or proceeding based on the Collateral Agent or the Credit Facility Secured Parties claiming a lack of adequate protection, and each Noteholder Secured Party agrees that it will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Collateral Agent or to the extent permitted by this Section 2.06(c)). Notwithstanding the foregoing, if the Collateral Agent or any Credit Facility Secured Party is granted adequate protection in the form of additional collateral in connection with any use of cash collateral or DIP Financing, then the Noteholder Collateral Agent and the Noteholder Secured Parties may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien shall be subordinated to the Liens securing the Credit Facility Secured Obligations and such DIP Financing on the same basis as the other Noteholder Liens are subordinated to the Credit Facility Liens under this Agreement. Not in limitation of the foregoing, if, in the event the Noteholder Collateral Agent or any other Noteholder Secured Party seeks or requests adequate protection in respect of Noteholder Secured Obligations and such adequate protection is granted in the form of additional collateral, then the Noteholder Collateral Agent, on behalf of itself and each other Noteholder Secured Party, agrees that the Collateral Agent and the other Credit Facility Secured Parties and any such DIP Financing shall also be granted a senior Lien on such additional collateral as security for the Credit Facility Secured Obligations and for any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Obligations shall be subordinated to the Lien on such collateral securing the Credit Facility Obligations and any such DIP Financing and to any other Liens granted to the Credit Facility Secured Parties as adequate protection on the same basis as the other Liens securing the Noteholder Obligations are subordinated to the Liens securing the Credit Facility Obligations under this Agreement.

(d) Each Noteholder Secured Party agrees that it will not object to or oppose a sale or other disposition of any Credit Facility Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Collateral Agent, or Credit Facility Secured Parties holding a majority of the then outstanding Credit Facility Obligations, shall have consented to such sale or disposition of such Credit Facility Collateral.

(e) The Noteholder Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, agrees that no Noteholder Secured Party shall, without the prior written consent of the Collateral Agent, seek or request relief from the automatic stay or any other stay in any judicial or insolvency proceeding in respect of any part of the Collateral.

(f) If, in connection with any judicial or insolvency proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Credit Facility Obligations and the Noteholder Obligations, then, to the extent the debt obligations distributed on account of the Credit Facility Obligations and on account of the Noteholder Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(g) (i) The Noteholder Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, agrees that no Noteholder Secured Party shall oppose or seek to challenge any claim by the Collateral Agent or any other Credit Facility Secured Party for allowance in any judicial or insolvency proceeding of Credit Facility Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Credit Facility Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Noteholder Liens on the Collateral).

(ii) The Collateral Agent, for itself and on behalf of the other Credit Facility Secured Parties, agrees that no Credit Facility Secured Party shall oppose or seek to challenge any claim by the Noteholder Collateral Agent or any other Noteholder Secured Party for allowance in any judicial or insolvency proceeding of Noteholder Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Noteholder Liens (it being understood and agreed that such value shall be determined taking into account the Credit Facility Liens on the Collateral).

SECTION 2.07. Reinstatement. In the event that any of the Credit Facility Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Credit Facility Obligations shall again have been paid in full in cash.

SECTION 2.08. Entry Upon Premises by the Collateral Agent and the Credit Facility Secured Parties. Whether or not a Standstill Period is then in effect, and without limiting in any way the rights of the Collateral Agent hereunder and under the Credit Facility Document, if the Collateral Agent takes any enforcement action with respect to the Borrowing Base Collateral but not with respect to any other Credit Facility Collateral, the Noteholder Secured Parties (i) shall cooperate with the Collateral Agent in its efforts to enforce its security interest in the Borrowing Base Collateral and to finish any work-in-process and assemble the Borrowing Base Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the Collateral Agent from enforcing its security interest in the Borrowing Base Collateral or from finishing any work-in-process or assembling the Borrowing Collateral, and (iii) shall permit the Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Credit Facility Secured Parties and upon reasonable advance notice, to enter upon and use the Noteholder Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for purposes of (A) assembling and storing the Borrowing Base Collateral and completing the processing of and turning into finished goods of any Borrowing Base Collateral consisting of work-in-process, (B) selling any or all of the Borrowing Base Collateral located on such Noteholder Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the Borrowing Base Collateral located on such Noteholder Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Credit Facility Secured Parties in and to the Borrowing Base Collateral, and the Noteholder Secured Parties each hereby irrevocably grants to Collateral Agent a non-exclusive license or other right to use, for such time and without charge, such intellectual property, equipment, processors, computers and other machinery as it pertains to the Borrowing Base Collateral in finishing, assembling, advertising for sale and/or selling any Borrowing Base Collateral. In the event the Noteholder Collateral Agent is otherwise permitted to sell, assign or otherwise transfer any Noteholder Collateral in accordance with the terms of this Agreement, the Noteholder Collateral Agent shall give 180-days prior written notice of such sale, assignment or transfer to the Collateral Agent and the purchaser, assignee or transferee thereof shall have agreed in writing to be bound by the provisions of this Section. Nothing in this Section 2.09 is intended to confer any additional rights or remedies upon the Noteholder Secured Parties in respect of the Collateral or otherwise, and this Section 2.09 shall not be in limitation of any other provision of this Agreement, including, without limitation, Section 2.02.

SECTION 2.09. Insurance. Unless and until written notice by the Collateral Agent to the Trustee that the Credit Facility Obligations have been paid in full and all commitments to extend credit under the Credit Agreement shall have been and the letters of credit issued under the Credit Agreement have been canceled or cash collateralized in full, as between the Collateral Agent, on the one hand, and the Trustee and Noteholder Collateral Agent, as the case may be, on the other hand, only the Collateral Agent will have the right (subject to the rights of the Grantors under the Credit Facility Documents and the Noteholder Documents) to adjust or settle any insurance policy or claim covering or constituting Credit Facility Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Credit Facility Collateral.

SECTION 2.10. Refinancings. The Credit Facility Obligations and the Noteholder Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Credit Facility Document or any Noteholder Document) of any Credit Facility Secured Party or any Noteholder Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that (x) the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Collateral Agent or the Noteholder Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Collateral Agent or the Noteholder Collateral Agent, as the case may be and (y) with respect to the Notes, the Noteholder Documents and the Noteholder Obligations (including pursuant to any amendment, restatement, renewal, extension, supplement or other modification of the Noteholder Documents), (A) the aggregate principal amount of the replacement or refinancing indebtedness shall not exceed the aggregate principal amount of the Noteholder Obligations outstanding on the date hereof (plus an additional principal amount of indebtedness not to exceed $20,000,000 for all such replacements and refinancings in the aggregate after the date hereof) and accrued interest, fees and other amounts outstanding in respect thereof, and the cash yield or cash interest on the replaced or refinanced indebtedness shall be at then current market rates, (B) the replacement or refinancing indebtedness shall be secured and guaranteed only to the same extent securing the Noteholder Obligations on the date hereof and (C) the terms of any such refinanced or replacement indebtedness shall not (i) result in an earlier maturity date or decreased weighted average life thereof, (ii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto) or add any event of default, (iii) add any mandatory prepayments thereto, (iv) change the lien subordination provisions thereof (or of any guaranty thereof) or (v) make any other amendment thereof or change thereto, if the effect of such amendment or change with all other amendments or changes made, is to increase materially the obligations of the obligors thereunder or to confer any additional rights on the Noteholders or other holders of indebtedness (or a representative on their behalf) under the Noteholder Documents or any document governing such refinanced or replacement indebtedness that would be adverse to the Loan Parties under the Credit Facility Documents or any Credit Facility

Secured Party. In connection with any refinancing or replacement contemplated by this Section 2.10, this Agreement may be amended at the request and sole expense of the Company, and without the consent of either Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Noteholder Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Noteholder Collateral securing the indebtedness being refinanced or replaced and (c) to establish that the Liens on any Credit Facility Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Credit Facility Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement. Notwithstanding anything to the contrary expressed or implied in this Agreement, in the event the Credit Facility Obligations are refinanced or replaced, then the Credit Facility Obligations will not be deemed to have been paid or satisfied, commitments to extend Credit Facility Obligations will be not be deemed to be terminated and Credit Facility Liens will not be deemed to have been released.

SECTION 2.11. Amendments to Documents. (a) Without the prior written consent of the Collateral Agent, no Noteholder Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement (including, without limitation, Section 2.10, the terms of which shall apply to all amendments, restatement, supplements or other modifications of the Noteholder Documents).

(b) In the event that the Collateral Agent enters into any amendment, waiver or consent in respect of any of the Credit Facility Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Credit Facility Security Document or changing in any manner the rights of the Collateral Agent, the Credit Facility Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Credit Facility Collateral permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Noteholder Security Document without the consent of the Noteholder Collateral Agent or any Noteholder Secured Party and without any action by the Noteholder Collateral Agent, the Company or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Noteholder Liens or release any such Liens, except to the extent that such release is permitted or required by Section 2.05 and provided that there is a concurrent release of the corresponding Credit Facility Liens, (B) amend, modify or otherwise affect the rights or duties of the Noteholder Collateral Agent without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) which are not permitted under the terms of the Noteholder Documents and (ii) written notice of such amendment, waiver or consent shall have been given to the Noteholder Collateral Agent.

SECTION 2.12. Legends. The Trustee and the Noteholder Collateral Agent acknowledge that each Noteholder Security Document will contain the legend set forth on Annex I.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests; Rights Under

Permits and Licenses

SECTION 3.01. General. The Collateral Agent agrees that if it shall at any time hold a Lien on any Noteholder Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held (including deposit accounts of the Grantors), and if such Collateral or any such account is in fact in the possession or under the control of the Collateral Agent, the Collateral Agent will serve as gratuitous bailee for the Noteholder Collateral Agent for the sole purpose of perfecting the Noteholder Lien of the Noteholder Collateral Agent on such Collateral. The bailment contemplated by this Section 3.01 is intended, among other things, to satisfy the request of Section 8-301(a)(2) and 9-313(c) of the UCC. It is agreed that the obligations of the Collateral Agent and the rights of the Noteholder Collateral Agent and the other Noteholder Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Noteholder Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Noteholder Collateral Agent or other Noteholder Secured Parties or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Noteholder Secured Parties to obtain a perfected Noteholder Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Collateral Agent. Subject to Section 2.07, at such time as the Credit Facility Obligations secured by the Lien of the Collateral Agent shall have been paid and satisfied in full, all letters of credit issued under the Credit Agreement have been canceled or fully cash collateralized and all amounts drawn thereunder have been reimbursed and any commitment to extend credit that would constitute such Credit Facility Obligations shall have been terminated, the Collateral Agent shall take commercially reasonable actions in its power as shall reasonably be requested by the Noteholder Collateral Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Noteholder Collateral Agent has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Noteholder Collateral Agent (including in the case of any deposit account maintained with the Collateral Agent, the transfer of all cash and other assets in such account to an account maintained by the Noteholder Collateral Agent). The Collateral Agent acting pursuant to this Section 3.01 shall not have by reason of the Credit Facility Documents, the Noteholder Documents, this Agreement or any other document a fiduciary relationship in respect of the Credit Facility Secured Parties, the Noteholder Collateral Agent or any Noteholder Secured Party.

SECTION 3.02. Rights under Permits and Licenses. The Trustee and the Noteholder Collateral Agent each agrees that if the Collateral Agent shall require rights available under any permit or license controlled by the Trustee and/or the Noteholder Collateral Agent in order to realize on any Credit Facility Collateral, the Trustee and/or the Noteholder Collateral Agent shall take all such actions as shall be available to it or them (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Collateral Agent to make such rights available to the Collateral Agent, subject to the Noteholder Liens. The Collateral Agent agrees that if the Trustee and/or the Noteholder Collateral Agent shall require rights available under any permit or license controlled by the Collateral Agent in order to realize on any Noteholder Collateral (in accordance within the terms of this Agreement), the Collateral Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Trustee and/or the Noteholder Collateral Agent to make such rights available to the Trustee and/or the Noteholder Collateral Agent, subject to the Credit Facility Liens.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Credit Facility Obligations (or the existence of any commitment to extent credit that would constitute Credit Facility Obligations) or Noteholder Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Parent, Company or any of their respective subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents and agrees to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent, to UBS AG, Stamford Branch, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Sailoz Sikka, Telecopier No.: (203) 719-4176;

(b) if to the Trustee or to the Noteholder Collateral Agent, to U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, Attention: Richard Prokosch, Telecopier No.: (651) 495-8097;

(c) if to Parent or the Company, to it at AGY Holding Corp., 2558 Wagener Road, Aiken, South Carolina 29801, Attention: Catherine Cuisson, Telecopier No.: (803) 643-1180; and

(d) if to any other Grantor, to it in care of the Company as provided in clause (d) above.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01. As agreed to in writing among the Company, the Trustee, the Noteholder Collateral Agent and the Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, proved no Default or Event of Default is then continuing, the Company; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) without limitation of Section 2.10, at the sole request and expense of the Company, and (i) without the consent of the Collateral Agent or the Noteholder Collateral Agent, (1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Parity Lien Debt (as defined in the Indenture as in effect on the date hereof) that are incurred in compliance with the Credit Facility Documents and the Noteholder Documents and (B) to establish that the Liens on any Noteholder Collateral securing such Parity Lien Debt shall be pari passu hereunder with the Liens on such Noteholder Collateral securing the Noteholder Obligations and junior and subordinated to the Liens on such Noteholder Collateral securing any Credit Facility Obligations or (2) to add any successor or replacement Collateral Agent, Trustee or Noteholder Collateral Agent as a party to this Agreement, in each case on the terms provided for herein immediately prior to such amendment, and (ii) without the consent of the Noteholder Collateral Agent (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Priority Lien Obligations (as defined in the Indenture as in effect on the date hereof) that is incurred in compliance with the Credit Facility Documents and the Noteholder Documents and (B) to establish that the Liens on any Credit Facility Collateral securing such Priority Lien Obligations shall be pari passu hereunder with the Liens on such Credit Facility Collateral securing the Credit Facility Obligations and senior to the Liens on such Credit Facility Collateral securing any Noteholder Obligations, all on the terms provided for herein immediately prior to such amendment. Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Company certifying that such Parity Lien Debt or Priority Lien Obligations, as the case may be, were issued or borrowed in compliance with the Credit Facility Documents and the Noteholder Documents. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least five Business Days prior to the proposed effectiveness of such amendment.

SECTION 6.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Noteholder Secured Parties and Credit Facility Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 6.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 6.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Facility Documents and/or Noteholder Documents, the provisions of this Agreement shall control.

SECTION 6.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Collateral Agent and the other Credit Facility Secured Parties, on the one hand, and the Noteholder Collateral Agent and the other Noteholder Secured Parties, on the other hand. None of Parent, the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or the Indenture), and none of Parent, the Company, or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Parent, the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, in any Noteholder Document or any Credit Facility Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement or any Noteholder Document with respect to any Credit Facility Collateral in any manner that would cause a default under any Credit Facility Document.

SECTION 6.12. Regarding the Trustee and the Noteholder Collateral Agent. (a) The Grantors hereby acknowledge that, solely as between the Grantors, the Noteholder Collateral Agent and the Trustee, all of the rights, privileges, protections, indemnities and immunities afforded the Trustee and the Noteholder Collateral Agent under the Indenture and the Noteholder Security Document is hereby incorporated herein by reference as if set forth herein in full. This Section 6.12 shall not be binding upon, or impair in any respect, any rights or obligations of the Credit Facility Secured Parties.

(b) Each party hereto hereby acknowledges and agrees that each of the Trustee and the Noteholder Collateral Agent are entering into this Agreement solely in its capacity under the Noteholder Documents and not in its individual capacity.

(c) The Trustee and the Noteholder Collateral Agent shall not be deemed to owe any fiduciary duty to the Credit Facility Secured Parties. With respect to the Credit Facility Secured Parties, each of the Trustee and the Noteholder Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the Credit Facility Secured Parties shall be read into this Agreement against the Trustee or the Noteholder Collateral Agent.

(d) The provisions of this Section 6.12 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UBS AG, STAMFORD BRANCH, as Collateral Agent

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Intercreditor Agreement Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

By:	/s/ Raymond Haverstock
Name:	Raymond Haverstock
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

By:	/s/ Raymond Haverstock
Name:	Raymond Haverstock
Title:	Vice President

Signature page to the Intercreditor Agreement

AGY HOLDING CORP.,

By:	/s/ Catherine Cuisson
Name:	Catherine Cuisson
Title:	VP/CFO

KAGY HOLDING COMPANY, INC.,

By:	/s/ Seth Hollander
Name:	Seth Hollander
Title:	Secretary

AGY AIKEN LLC.,

By:	/s/ Catherine Cuisson
Name:	Catherine Cuisson
Title:	VP/CFO

AGY HUNTINGDON LLC.,

By:	/s/ Catherine Cuisson
Name:	Catherine Cuisson
Title:	VP/CFO

Intercreditor Agreement Signature Page